Exhibit 10.27

CLOSING SHARES LOCK-UP AGREEMENT

November 17, 2010

Biovest International, Inc:

Re:	Term Loan and Security Agreement, dated as of November 17, 2010 (the “Security Agreement”), by and among Biovest International, Inc. (the “Company”), the Lenders signatory thereto and LV Administrative Services, Inc., as Administrative and Collateral Agent for the Lenders.

Ladies and Gentlemen:

Capitalized terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Security Agreement. Pursuant to the terms and conditions of the Security Agreement, the Lenders irrevocably agree with the Company that the sale, transfer or assignment of all or any portion of the Closing Shares shall be subject to the terms and provisions of this Letter Agreement.

Sales of the Closing Shares by any of the Lenders (each, a “Selling Lender”) will be subject to, and the Selling Lenders will comply with, the limitations on the number of shares of common stock of the Company that may be sold from time to time contained in Rule 144(e) of the Rules and Regulations under the Securities Act of 1933, as amended, promulgated by the United States Securities and Exchange Commission (“Rule 144(e)”), without regard to whether or not the Selling Lender is considered an “Affiliate” of the Company for purposes of Rule 144(e). For purposes of this paragraph, (i) sales of shares of Company common stock by the Selling Lender that are not “Closing Shares” shall be aggregated with sales of Closing Shares by the Selling Lender in determining the extent to which sales of Closing Shares are subject to the limitations of this paragraph, and (ii) sales of shares of common stock of the Company and Closing Shares by other Lenders and the affiliates of any Lender will be aggregated for purposes of calculating the limitations set forth in this paragraph.

Pursuant to this Letter Agreement, the following legend shall be placed upon all the certificates for the Closing Shares:

“The shares represented by this certificate are subject to a Closing Shares Lock-Up Agreement dated the 17th day of November, 2010, restricting the sale, transfer or assignment of the shares. Any transfer or acquisition in violation of that Closing Shares Lock-Up Agreement is null and void.”

In addition to the foregoing limitations, the Lenders agree that they will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any of the Closing Shares (i) during the six (6) month period following the closing of each of the first two (2) common equity offerings of the Company (whether in a registered public offering or in a private placement transaction), with gross proceeds of $10,000,000 or more, and (ii) during the three (3) month period following the closing of a common equity offering of the Company (whether in a registered public offering or in a private placement transaction) that closes within three (3) months after the Closing Date, with gross proceeds of between and including $5,000,000 and $10,000,000.

The restrictions imposed by this Letter Agreement (x) shall terminate following such time that the Company shall effect a reorganization, consolidate with or merge into any other entity (where the Company is not the surviving entity), or transfer all or substantially all of its properties and assets and (y) shall not apply to transfers of the Closing Shares in a private transaction including, without limitation, as a bona fide gift or gifts, provided that as a condition precedent to such transfer, the transferee thereof agrees to be bound in writing by the provisions of this Letter Agreement (including provisions regarding aggregation of shares) as though such transferee were a Lender hereunder.

In addition, as to any Lender, notwithstanding the foregoing restrictions, each Lender shall be permitted to pledge or otherwise use as collateral the Closing Shares it holds as part of a commercial or margin loan against all or substantially all of such Lender’s general portfolio of securities, provided that the pledgee agrees to be bound in writing by the provisions of this Letter Agreement (including provisions regarding aggregation of shares) as though such pledgee were a Lender hereunder.

The Company agrees that, in connection with a Lender’s sale of any of the Closing Shares as permitted by this Letter Agreement, it will cooperate with the Lender and, at the Company’s expense, will cause its counsel to provide any necessary legal opinions and other information required to effect the removal of the above-referenced legend on the stock certificate for any of such Closing Shares in accordance with applicable law.

The Lenders acknowledge that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Security Agreement and that the Company shall be entitled to specific performance of the Lenders’ obligations hereunder.

Each of the parties hereto hereby represents that it has the power and authority to execute, deliver and perform this Letter Agreement, that it has received adequate consideration therefor and that it will benefit from the closing of the transactions contemplated by the Security Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the parties hereto. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in

Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. Each of the parties hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to each of the parties at the address in effect for notices to it under the Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each of the parties hereto hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the parties hereto agrees and understands that no issuance or sale of the Closing Shares is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on the successors and assigns of the Lenders with respect to the Closing Shares; provided, however that any such successor or assign shall first enter into an agreement substantially the same as this Letter Agreement for the benefit of the Company before it may succeed to the rights of any Lender under this Letter Agreement.

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, the undersigned have signed this Letter Agreement as of the date first written above.

LENDERS:

PSOURCE STRUCTURED DEBT LIMITED,
By: PSource Capital Ltd., It’s Investment Consultant

By:	/s/ Charles Lews

Name: Charles Lews
Title: Authorized Signatory
Number of Closing Shares: 4,599,927

VALENS U.S. SPV I, LLC

By: Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan

Name: Patrick Regan
Title: Authorized Signatory

Number of Closing Shares: 1,036,468

VALENS OFFSHORE SPV I, LTD.

By: Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

Number of Closing Shares: 7,320,877

LAURUS MASTER FUND LTD. (In Liquidation)

By:	/s/ Russell Smith
Name: Russell Smith

Title: Joint Official Liquidator (with no personal liability)

Number of Closing Shares: 1,877,510

COMPANY:

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser

Name:	David Moser
Title:	Secretary

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